                                                                    EXHIBIT 10.7


                                  TAX AGREEMENT



                                 BY AND BETWEEN



                           CONTINENTAL AIRLINES, INC.,



                            EXPRESSJET HOLDINGS, INC.



                                       AND



                            EXPRESSJET AIRLINES, INC.

                                  TAX AGREEMENT

         TAX AGREEMENT (this "Agreement"), dated as of April 17, 2002, by and between Continental Airlines, Inc., a Delaware corporation ("Continental"), ExpressJet Holdings, Inc., a Delaware corporation ("Holdings"), and ExpressJet Airlines, Inc. ("ExpressJet Airlines"), a Delaware corporation (formerly known as New ExpressJet Airlines, Inc.).

                                    RECITALS

         WHEREAS, Continental is the common parent corporation of an affiliated group of corporations within the meaning of Section 1504(a) of the Code and of consolidated, combined, unitary and other similar groups as defined under similar laws of other jurisdictions, and Holdings and certain Holdings Affiliates are members of such groups;

         WHEREAS, the groups of which Continental is the common parent and Holdings and the Holdings Affiliates are members file Consolidated Returns and Combined Returns;

         WHEREAS, Continental and XJT Holdings (formerly known as Continental Express, Inc.) entered into a Tax Agreement effective January 1, 2001 (the "Original Tax Agreement") setting forth the principles and responsibilities regarding the allocation of Taxes (as defined herein) and other related liabilities and adjustments with respect to Taxes during the periods during which members of the Holdings Group are members of groups of which Continental is the common parent;

         WHEREAS, Continental and Holdings have entered into an Initial Public Offering Agreement, and as a result of the transactions contemplated by that agreement Holdings will cease to be a member of the Continental Group; and

         WHEREAS, Continental and Holdings now wish to terminate the Original Tax Agreement effective as of the Deconsolidation Date for federal income tax purposes and to enter into this Agreement to set forth the principles and responsibilities regarding Taxes.

         NOW, THEREFORE, in consideration of the premises and the representations, covenants and agreements contained herein and intending to be legally bound, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   Definitions

SECTION 1.1 DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Initial Public Offering Agreement. As used in this Agreement, capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

         "Affiliate" means a Holdings Affiliate or a Continental Affiliate, as the case may be.

         "Agreed Rate" means, LIBOR plus 200 basis points.


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


         "Agreement" has the meaning set forth in the Recitals.

         "Allocated Attributes" means with respect to each jurisdiction in which a Consolidated Return or Combined Return is filed, the Tax Attributes that are available to the Holdings Group at the end of the period that includes the Deconsolidation Date.

         "Change Event" has the meaning set forth in Section 4.9.

         "Change Notice" has the meaning set forth in Section 4.10.

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "Combined Group" means a group of corporations or other entities that files a Combined Return.

         "Combined Return" means any Tax Return (other than for Federal Income Taxes) filed on a consolidated, combined (including nexus combination, worldwide combination, domestic combination, line of business combination or any other form of combination) or unitary basis wherein Holdings or one or more Holdings Affiliates join in the filing of such Tax Return (for any taxable period or portion thereof) with Continental or one or more Continental Affiliates.

         "Consolidated Group" means an affiliated group of corporations within the meaning of Section 1504(a) of the Code that files a Consolidated Return.

         "Continental Affiliate" means a Person that is Controlled by Continental, other than Holdings and its subsidiaries.

         "Consolidated Return" means any Tax Return with respect to Federal Income Taxes filed on a consolidated basis wherein Holdings or one or more Holdings Affiliates join in the filing of such Tax Return (for any taxable period or portion thereof) with Continental or one or more Continental Affiliates.

         "Continental" has the meaning set forth in the Recitals.

         "Continental Group" means the affiliated group of corporations as defined in Section 1504(a) of the Code, or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which Continental is the common parent, and any corporation or other entity which is a member of such group for the relevant taxable period or portion thereof, but excluding any member of the Holdings Group.

         "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Deconsolidation" means with respect to each Tax Return (i) any event pursuant to which Holdings and all Holdings Affiliates cease to be subsidiary corporations includable in the



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Consolidated Return, and (ii) any event pursuant to which neither Holdings nor any Holdings Affiliate continues to be included in a Combined Return.

         "Deconsolidation Date" means with respect to each jurisdiction in which a Consolidated or Combined Tax Return is filed, the day on which Continental reasonably determines a Deconsolidation occurs.

         "Expected Restructuring Deductions" has the meaning set forth in
Section 4.8(c).

         "Estimated Tax Installment Date" means the installments due dates prescribed in Section 6655(c) of the Code or any similar provision of the laws of any other jurisdiction in which a member of the Continental Group or Holdings Group is subject to Income Tax.

         "Federal Income Tax" means any Tax imposed under Subtitle A of the Code or any other provision of United States federal Income Tax law (including the Taxes imposed by Sections 11, 55, 59A, and 1201(a) of the Code), and any interest, additions to Tax or penalties applicable or related thereto.

         "Final Determination" means the final resolution of any Tax (or other matter) for a taxable period, including related interest or penalties, that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise, including (1) by the expiration of a statute of limitations or a period for the filing of claims for Refunds, amending Tax Returns, appealing from adverse determinations, or recovering any Refund (including by offset), (2) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable, (3) by a closing agreement or an accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreements under laws of other jurisdictions,
(4) by execution of an Internal Revenue Service Form 870AD, or by a comparable form under the laws of other jurisdictions (excluding, however, with respect to a particular Tax Item for a particular taxable period any such form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for Refund and/or the right of the Tax Authority to assert a further deficiency with respect to such Tax Item for such period), or (5) by any allowance of a Refund or credit, but only after the expiration of all periods during which such Refund may be adjusted.

         "Holdings" has the meaning set forth in the Recitals.

         "Holdings Affiliate" means a Person that directly or indirectly through one or more intermediaries is Controlled by Holdings.

         "Holdings Group" means the affiliated group of corporations as defined in Section 1504(a) of the Code, or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which Holdings (or XJT Holdings or ExpressJet Airlines) is, or would be if it were not a subsidiary of Continental, the common parent, and any corporation or other entity which would be a member of such group for the relevant taxable period or portion thereof.



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         "Holdings Group Combined Tax Liability" means, with respect to any taxable period, the Holdings Group's liability for Non-Federal Combined Taxes as determined under Section 4.3 of this Agreement.

         "Holdings Group Federal Income Tax Liability" means, with respect to any taxable period, the Holdings Group's liability for Federal Income Taxes as determined under Section 4.2 of this Agreement.

         "Holdings Group Taxpayer" means (i) Holdings and any member of the Holdings Group, (ii) any entity that ceases to be a Holdings Group Taxpayer other than in a taxable sale of 100% of the stock (or other ownership interests) of such entity and any affiliated group of corporations as defined in Section 1504(a) of the Code (or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions) of which any such entity is or becomes a member, (iii) any entity to which assets of a Holdings Group Taxpayer are transferred (other than entities that acquire assets in a transaction in which all gain or loss is recognized or a transaction to which section 1031 of the Code applies), and (iv) any entity with which a Holdings Group Taxpayer engages in a merger, consolidation or similar combination (unless such merger, consolidation or combination is a transaction in which all gain or loss is recognized).

         "Internal Restructuring" means the transfer of assets and liabilities of XJT Holdings to ExpressJet Airlines in exchange for common stock and Series A Preferred Stock of ExpressJet Airlines pursuant to the Asset Purchase and Sale Agreement, dated as of April 16, 2002, by and between XJT Holdings and ExpressJet Airlines and the sale of such Series A Preferred Stock pursuant to the Series A Preferred Stock Purchase Agreement, dated as of April 15, 2002, by and between XJT Holdings and Boeing Capital Loan Corporation.

         "Income Tax" means (a) any Tax based upon, measured by, or calculated with respect to (1) net income or profits (including, without limitation, any capital gains Tax, minimum Tax and any Tax on items of Tax preference, but not including sales, use, real or personal property, gross or net receipts, transfer or similar Taxes) or (2) multiple bases if one or more of the bases upon which such Tax may be based, measured by, or calculated with respect to, is described in clause (1) above, or (b) any United States state or local franchise Tax.

         "LIBOR" means, for each month (or portion thereof) during any period, an interest rate per annum equal to the rate per annum reported, on the date two days prior to the first day of such month, on the Telerate Page 3750 (of if such screen shall cease to be publicly available, as reported on Reuters Screen page "LIBO" or by any other publicly available source of such market rate) for London interbank offered rates for United States dollar deposits for such month (or portion thereof).

         "Person" means and includes any individual, partnership, joint venture, limited liability company, corporation, association, joint stock company, trust, unincorporated organization or similar entity or a governmental authority or any department or agency or other unit thereof.

         "Potential Reduction" has the meaning set forth in Section 4.10.



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          "Pre-Deconsolidation Period" means any taxable period with respect to a Consolidated Return or Combined Return, as the case may be, ending on or before or that includes a Deconsolidation Date.

         "Pro Forma Holdings Group Combined Return" means a pro forma non-federal Combined Tax return or other schedule prepared pursuant to Section
4.3 or Section 4.8 of this Agreement.

         "Pro Forma Holdings Group Consolidated Return" means a pro forma consolidated Federal Income Tax return or other schedule prepared pursuant to
Section 4.2 or Section 4.8 of this Agreement.

         "Proceeding" means any assessment, audit, or other examination by any Tax Authority, relating to Taxes (including Refunds), whether administrative or judicial, and any appeal of the foregoing.

         "Realized Tax Benefit"  has the meaning set forth in Section 4.8(b)

         "Refund" means any refund of Taxes, including any reduction in Tax liabilities by means of a credit, offset or otherwise

         "Representatives" means with respect to any Person, any of such Person's directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

         "Separate Return" means any Tax Return with respect to Holdings or any Holdings Affiliate other than a Consolidated Return or a Combined Return.

         "Stand-Alone Attributes" means with respect to each jurisdiction in which a Consolidated Return or Combined Return is filed, the Tax Attributes that would have been available to the Holdings Group at the end of the period that includes the Deconsolidation Date assuming that:

         (i) the members of the Holdings Group had not been included in any Consolidated Return or Combined Return of Continental in any Pre-Deconsolidation Period;

         (ii) the utilization of any Tax Attribute carryforward by Holdings was subject to the limitation described in Section 4.2(h);

         (iii) the Tax Attributes of the Holdings Group are reduced by the amount of any such Tax Attributes utilized on a Consolidated Return or Combined Return for which a member of the Holdings Group was previously compensated under section 4.7 of the Original Tax Agreement or otherwise; and

         (iv) the Internal Restructuring had not occurred and any Tax Items associated with the Internal Restructuring are ignored.

         "Tax" means any charges, fees, levies, imposts, duties, or other assessments of a similar nature, including income, alternative or add-on minimum, gross receipts, profits, lease, service,



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service use, wage, wage withholding, employment, workers compensation, business occupation, occupation, premiums, environmental, estimated, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, withholding, social security, unemployment, disability, ad valorem, highway use, commercial rent, capital stock, paid up capital, recording, registration, property, real property gains, value added, business license, custom duties, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by any Tax Authority including any interest, or penalties applicable or related thereto.

         "Tax Attribute" means a consolidated net operating loss, a consolidated net capital loss, a consolidated unused investment credit, a consolidated unused foreign tax credit, or a consolidated excess charitable contribution (as such terms are used in Treasury Regulations 1.1502-79 and 1.1502-79A), or a U.S. federal minimum tax credit or U.S. federal general business credit (but not tax basis or earnings and profits) or any comparable Tax Item reflected on a Combined Return that arises in a Pre-Deconsolidation Period (including the taxable period in which a Deconsolidation Date occurs) and can be carried to a taxable period ending after a Deconsolidation Date.

         "Tax Authority" means a governmental authority (foreign or domestic) or any subdivision, agency, commission or authority thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including, without limitation, the Internal Revenue Service).

         "Tax Benefit Payment" means payments made pursuant to Sections 4.8(a)(ii) and (iii).

         "Tax Benefit Percentage" has the meaning set forth in Section 4.8(c)

         "Tax Detriment Payment" means payments made pursuant to Sections 4.8(a)(i).

         "Tax Item" means any item of income, gain, loss, deduction, credit or other item reflected on a Tax Return or any Tax Attribute.

         "Tax Return" means any return, report, certificate, form or similar statement or document (including, any related or supporting information or schedule attached thereto and any information return, amended Tax Return, claim for Refund or declaration of estimated tax) required to be supplied to, or filed with, a Tax Authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

         "Treasury Regulations" means the final, temporary and proposed income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "XJT Holdings" means XJT Holdings, a Delaware corporation, formerly known as ExpressJet Airlines, Inc.



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                                   ARTICLE II
                      FILING AND PREPARATION OF TAX RETURNS

      SECTION 2.1 IN GENERAL.

         (a) Continental shall have the sole and exclusive responsibility for the preparation and filing of, and shall prepare and file or cause to be prepared and filed: (1) all Consolidated Returns and (2) all Combined Returns. Holdings hereby consents to be included in all such Tax returns.

         (b) Except as otherwise provided in Section 2.1(a) or Section 2.1(c), Holdings shall have the sole and exclusive responsibility for the preparation and filing of, and shall prepare and file or cause to be prepared and filed, all Tax Returns of Holdings and any Holdings Affiliate. In filing such Tax Returns, Holdings agrees to take (and to cause each Holdings Affiliate to take) all available action to elect not to carry back losses incurred in periods ending after the Deconsolidation Date to Pre-Deconsolidation Periods for which Consolidated Retuns or Combined Returns were filed.

         (c) Notwithstanding section 2.1(b), Continental has the right to control the manner in which Holdings or any Holdings Group Taxpayer prepares any Tax Return filed with respect to a period ending on or before the second anniversary of the Closing of the Initial Public Offering to the extent such Tax Return involves the Allocated Attributes, treatment of the Internal Restructuring described in Section 2.3, the basis of any tangible or intangible asset transferred in the Internal Restructuring, the eligibility of any such asset to be subject to the allowance for depreciation or amortization, or the amount of any deduction for depreciation or amortization relating to any such asset. Holdings shall submit all such Tax Returns to Continental (no later than 30 days prior to the earlier of the due date for the filing of such Tax Returns (taking into account applicable extensions) and the date on which such Tax Return is filed) for Continental's review and approval, and will make all changes requested by Continental. Except as otherwise required by a Final Determination, Holdings and each Holdings Group Taxpayer shall file all Tax Returns for periods ending after the second anniversary of the Closing of the Initial Public Offering in a manner consistent with the prior Tax Returns to the extent such Tax Returns relate to the Allocated Attributes, the Tax treatment of the Internal Restructuring described in section 2.3, the basis of any tangible or intangible asset transferred in the Internal Restructuring, the eligibility of any such asset to be subject to the allowance for depreciation or amortization, or the amount of any deduction for depreciation or amortization relating to any such asset. Notwithstanding the forgoing, neither Holdings nor any Holdings Group Taxpayer shall be required under this section 2.1(c) to take any position on a Tax Return for which "substantial authority" does not exist within the meaning of section 6662 of the Code and the Treasury regulations promulgated thereunder.



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      SECTION 2.2 MANNER OF PREPARING AND FILING TAX RETURNS.

         (a) Continental shall have the exclusive right, in its sole discretion, to make all decisions relating to any Tax Return described in Section 2.1(a) of this Agreement, including the right to determine (1) the manner in which such Tax Return shall be prepared and filed, including the elections, methods of accounting, positions, conventions and principles of taxation to be used and the manner in which any Tax Item shall be reported, (2) whether any extensions may be requested, (3) the elections that will be made or revoked by Continental, each Continental Affiliate, Holdings, and each Holdings Affiliate on such Tax Return, (4) whether any amended Tax Returns shall be filed, (5) whether any claims for Refund shall be made, (6) whether any Refunds shall be paid by way of refund or credited against any liability for the related Tax, and (7) whether to retain outside firms to prepare or review such Tax Return, whom to retain for such purpose and the scope of any such retention.

         (b) Holdings shall, at its expense, be responsible for preparing (or causing to be prepared) and shall provide to Continental (or cause to be so provided), all information that Continental shall reasonably request, in such form as Continental shall reasonably request, relating to the rights and obligations of Continental with respect to Taxes and Tax Returns hereunder, including any such information so requested to enable Continental to prepare the Tax Returns that it is required to prepare under Section 2.1 and allocate Taxes as required by this Agreement (which information shall be provided by Holdings no later than the later of thirty days following Continental's request for such information or ten (10) days prior to the due date (not taking into account extensions) of such Tax Return).

         (c) In the event that a Tax Item affects a Tax Return described in
Section 2.1(a) of this Agreement and also affects a Tax Return described in
Section 2.1(b) of this Agreement that is filed after the date of this Agreement, Holdings shall, to the extent permitted by law, conform the treatment of such Tax Item in any Tax Return described in Section 2.1(b) of this Agreement to the treatment of such Tax Item in the applicable Tax Return described in Section 2.1(a) of this Agreement.

      SECTION 2.3 TREATMENT OF INTERNAL RESTRUCTURING. Continental shall treat (and shall cause each Continental Affiliate to treat) and Holdings shall treat (and shall cause each Holdings Group Taxpayer to treat) the transfer of tangible and intangible assets by XJT Holdings to ExpressJet Airlines in connection with the Internal Restructuring as a taxable sale of such assets to ExpressJet Airlines for federal income tax purposes. Not later than (60) days after the end of the Tax year of Continental that includes the Deconsolidation, Continental shall provide Holdings a schedule (and related supporting documentation) listing, as of the Deconsolidation Date, the basis allocable to each class of assets of ExpressJet Airlines and the period, if any, over which such class of assets is amortizable or depreciable for federal income tax purposes. Absent a Final Determination to the contrary or a change in applicable law, Continental shall (and shall cause each Continental Affiliate to) and Holdings shall (and will cause each Holdings Group Taxpayer to) file all federal income Tax Returns in a manner consistent with such schedule. Continental and Holdings agree that all calculations under this Agreement will be made in a manner consistent with such schedule. Notwithstanding the forgoing, no Holdings Group Taxpayer shall be required under this section 2.3 to take any position on a Tax Return for which "substantial



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authority" does not exist within the meaning of section 6662 of the Code and the
Treasury regulations promulgated thereunder.

                                   ARTICLE III
                       Payment of Taxes to Tax Authorities

      SECTION 3.1 CONSOLIDATED AND COMBINED TAXES. Continental shall timely pay (or cause to be paid) to the appropriate Tax Authority all Taxes with respect to each Consolidated Return and each Combined Return due for all Pre-Deconsolidation Periods.

      SECTION 3.2 SEPARATE TAXES. Holdings shall timely pay (or cause to be paid) to the appropriate Tax Authorities all Taxes of Holdings or any member of the Holdings Group reflected on a Separate Return and, except as provided below, shall have no claim against Continental or any Continental Affiliate for any such Taxes.

                                   ARTICLE IV
                               Allocation of Taxes

      SECTION 4.1 HOLDINGS' LIABILITY FOR CONSOLIDATED AND COMBINED TAXES. For each Pre-Deconsolidation Taxable Period, Holdings shall be liable to Continental for the Holdings Group Federal Income Tax Liability and the Holdings Group Combined Tax Liability for such taxable period.

      SECTION 4.2 HOLDINGS GROUP FEDERAL INCOME TAX LIABILITY. The Holdings Group Federal Income Tax Liability for a period shall be the Federal Income Taxes for such taxable period, as determined on a Pro Forma Holdings Group Consolidated Return prepared:

      (a) assuming that the members of the Holdings Group were not included in the Continental Consolidated Group for all Pre-Deconsolidation Periods;

      (b) except as provided in section 4.2(f), using all elections, accounting methods and conventions used on the Consolidated Return for such period;

      (c) applying the highest statutory marginal corporate income Tax rate in effect for such taxable period (or portion thereof);

      (d) assuming that the Tax Attributes of the Holdings Group are reduced by the amount of any such Tax Attributes utilized on a Consolidated Return or Combined Return for which a member of the Holdings Group was previously compensated under section 4.7 of the Original Tax Agreement or otherwise;

      (e) assuming the exemption amount in section 55 of the Code for such year equals zero and that the amount specified in section 59(a)(a) of the Code is zero;

      (f) assuming that the Holdings Group elects not to carry back any net operating losses;



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      (g)   ignoring the effects of the Internal Restructuring; and

      (h) assuming that the utilization of any Tax Attribute carryforward by Holdings (including, but not limited to, the Holdings Group's deduction for any net operating loss carryforwards under section 172 of the Code, any capital loss carryforwards, any charitable contribution carryforwards or any Tax credits) is limited to the amount of such Tax Attributes that would be utilized on the Consolidated Return for such period ignoring the effect of the Internal Restructuring.

      SECTION 4.3 HOLDINGS GROUP COMBINED TAX LIABILITY. With respect to any Pre-Deconsolidation Period, the Holdings Group Combined Tax Liability shall be the sum for such taxable period of the Holdings Group's liability for each Non-Federal Combined Tax, as determined on Pro Forma Holdings Group Combined Returns prepared in a manner consistent with the principles and procedures set forth in Section 4.2 hereof.

      SECTION 4.4 PREPARATION AND DELIVERY OF PRO FORMA TAX RETURNS. With respect to Pre-Deconsolidation Periods for which the Tax Return has not been filed as of the date hereof, not later than thirty (30) days following the date on which the related Consolidated Return or Combined Return, as the case may be, is filed with the appropriate Tax Authority, Continental shall prepare and deliver to Holdings a pro forma Tax Return calculating the Holdings Group Federal Income Tax Liability or the Holdings Group Combined Tax Liability which is attributable to the period covered by such filed Tax Return.

      SECTION 4.5 INSTALLMENT PAYMENTS AND EXTENSIONS.

         (a) Estimated Consolidated Taxes. Not later than five (5) days prior to each Estimated Tax Installment Date with respect to any Consolidated Return for a Pre-Deconsolidation Period, Continental may reasonably determine under the principles of Section 6655 of the Code the estimated amount of the related installment of the Holdings Group Federal Income Tax Liability and provide Holdings with a written notice of such determination. Holdings shall pay to Continental no later than the Estimated Tax Installment Date the amount thus determined.

         (b) Estimated Combined Taxes. Following the payment of any installment payment with respect to any Combined Tax Return for any Pre-Deconsolidation Period, Continental may reasonably determine the estimated amount of the Holdings Group Federal Income Tax Liability and Holdings Group Combined Tax Liability and within the first twenty (20) days following such payment provide Holdings with a written notice of such determination. Holdings shall pay to Continental the amount thus determined within five (5) days of the receipt of such notice.

         (c) Extensions. If Continental files for an extension of time to file a Tax Return relating to Consolidated Taxes or Combined Taxes for a Pre-Deconsolidation Period, not later than five (5) days prior to due date of such Tax return (without extension), (i) Continental will provide to Holdings a good faith estimate of the Holdings Group Federal Income Tax Liability or Holdings Group Combined Tax Liability for the entire period cover by the Tax Return, and (ii) to the extent such amount differs from the aggregate amount of payments made pursuant



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to Sections 4.5(a) or (b) with respect to the Taxes covered by such Tax Return,
Holdings shall pay to Continental, or Continental shall pay to Holdings, as appropriate, the amount of such difference.

      SECTION 4.6 TRUE-UP PAYMENTS.

         (a) Consolidated Taxes. Not later than fifteen (15) days following the completion and delivery to Holdings of the Pro Forma Holdings Group Consolidated Return for any Pre-Deconsolidation Period, Holdings shall pay to Continental, or Continental shall pay to Holdings, as appropriate, an amount equal to (i) the difference, if any, between the Holdings Group Federal Income Tax Liability for such period and the aggregate amount paid by Holdings with respect to such period under Sections 4.5(a) and (c) of this Agreement and Section 4.5(a) of the Original Tax Agreement, plus (ii) interest on such amount computed (A) in the case of payments from Holdings to Continental, under principles of Code Sections 6601 and 6655 substituting the Agreed Rate for the interest rates provided for in such Code sections, and (B) in the case of payments from Continental to Holdings, under principles of Code Section 6611 substituting the Agreed Rate for the interest rates provided for in such Code section.

         (b) Combined Taxes. Not later than fifteen (15) days following the completion and delivery to Holding of the Pro Forma Holdings Group Combined Return of any for any Pre-Deconsolidation Period, Holdings shall pay to Continental, or Continental shall pay to Holdings, as appropriate, an amount equal to (i) the difference, if any, between the Holdings Group Combined Tax Liability for the Pre-Deconsolidation Period and the amounts paid by Holdings with respect to such period under Sections 4.5(b) and (c) of this Agreement and
Section 4.5(b) of the Original Tax Agreement, plus (ii) interest on such amount computed (A) in the case of payments from Holdings to Continental, under principles of Code Sections 6601 and 6655 substituting the Agreed Rate for the interest rates provided for in such Code sections, and (B) in the case of payments from Continental to Holdings, under principles of Code Section 6611 substituting the Agreed Rate for the interest rates provided for in such Code section.

      SECTION 4.7 [Intentionally Omitted]

      SECTION 4.8 COMPENSATION FOR TAX BENEFITS.

         (a) Tax Detriment/Benefit Payments. With respect to each taxable period ending after the Deconsolidation Date, Continental and Holdings will make the following payments in the manner provided in Section 4.8(d):

                  (i) Continental shall pay to Holdings 100% of the amount of any Realized Tax Detriment;

                  (ii) Holdings shall pay 100% of the amount of any Realized Tax Benefit to Continental until the cumulative amount of all payments made pursuant to this Section 4.8(a)(ii) equals the cumulative amount of Payments made by Continental pursuant to Section 4.8(a)(i) that are attributable to Tax Items resulting from the Internal Restructuring; and



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                  (iii) Holdings shall pay to Continental the product of (A) any
Realized Tax Benefit for such period in excess of those included in Section 4.8(a)(ii), multiplied by (B) the applicable Tax Benefit Percentage.

         (b) Calculation of Realized Tax Detriment and Realized Tax Benefit.

                  (i) The Realized Tax Detriment for any taxable period is the excess, if any, of the actual liability for Taxes of Holdings Group Taxpayers with respect to such period (computed assuming that the Holdings Group Taxpayers make all available elections to cause any losses to be carried forward to future periods rather than carried back to prior years) over the Adjusted Holdings Tax Liability.

                  (ii) The Realized Tax Benefit for any taxable period is the excess, if any, of the Adjusted Holdings Tax Liability over the actual liability for Taxes of the Holdings Group Taxpayers with respect to such period (computed assuming that the Holdings Group Taxpayers make all available elections to cause any losses to be carried forward to future periods rather than carried back to prior years).

                  (iii) For purposes of this Section 4.8(b), the Adjusted Holdings Tax Liability is the Tax liability of the Holdings Group Taxpayers calculated (A) using the same methods and elections used on the relevant Tax Returns as filed, (B) excluding the effects of the Internal Restructuring (including any Tax Items associated with the Internal Restructuring that are recognized as a result of the Deconsolidation), (C) assuming the Tax Attributes of the Holdings Group as of the end of the year that includes the Deconsolidation Date equaled the Stand-Alone Attributes, and (D) assuming that all available elections are made to cause any losses to be carried forward to future periods rather than carried back to prior year. The calculation of Adjusted Holdings Tax Liability shall take into account any tax consequences of an "ownership change" of Holdings within the meaning of section 382 of the Code resulting from any sales of Holdings stock pursuant to or after the Initial Public Offering.

                  (iv) It is the intent of the parties that no Tax Item shall result in duplicate payments under this Agreement, and accordingly, once a Tax Item has been reflected in the calculation of Realized Tax Benefit or Realized Tax Detriment, subsequent calculations of those amounts shall be performed in a manner so as to avoid any duplication of benefit for the same Tax Item.

         (c) Calculation of Tax Benefit Percentage.

                  (i) The Tax Benefit Percentage equals (A) 100% until the Holdings Group Taxpayers have Realized Tax Benefits attributable to Expected Restructuring Deductions in an aggregate amount equal to 33.33% of the total Expected Restructuring Deductions, (B) 90% until the Holdings Group Taxpayers have Realized Tax Benefits attributable to additional Expected Restructuring Deductions equal to 33.33% of the total Expected Restructuring Deductions, and
(C) 80% for the remaining Realized Tax Benefits. Notwithstanding the forgoing, for any period beginning after December 31, 2018, the Tax Benefit Percentage shall be 100%.

                  (ii) For purposes of the calculation of Tax Benefit Percentage, the Expected Restructuring Deductions shall equal the total increase in the basis of tangible and intangible assets of Holdings resulting from the Internal Restructuring that are actually subject to amortization or depreciation for federal income tax purposes.

         (d) Estimated Payments and True-Up.

                  (i) Not later than five (5) days prior to each Estimated Tax Installment Date of the Holdings Group (or any member thereof) , (i) Holdings will provide to Continental a good faith estimate of the anticipated Tax Detriment Payment or Tax Benefit Payment expected to accrue under the principles of Section 6655 of the Code during the period to which the Estimated Tax Installment Date relates and (ii) Holdings shall pay to Continental, or Continental shall pay to Holdings, as appropriate, such estimated amount. Notwithstanding the foregoing, no payment will be required to be made under this
Section 4.8(d)(i) prior to fifteen (15) days following the delivery of the schedule described in Section 2.3.

                  (ii) If the Holdings Group (or a member thereof) files for an extension of time to file a Tax Return, not later than five (5) days prior to due date of such Tax return (without extension), (i) Holdings will provide to Continental a good faith estimate of the anticipated Tax Detriment Payment or Tax Benefit Payment expected to accrue during the entire period cover by the Tax Return and (ii) to the extent such amount differs from the aggregate amount of payments made pursuant to Section 4.8(d)(i), Holdings shall pay to Continental, or Continental shall pay to Holdings, as appropriate, the amount of such difference. Notwithstanding the foregoing, no payment or will be required to be made under this Section 4.8(d)(ii) prior to fifteen (15) days following the delivery of the schedule described in Section 2.3.

                  (iii) Not later than fifteen (15) days following the filing of the applicable Tax Return, Holdings shall provide to Continental for its review the calculation of the Tax Detriment Payment or Tax Benefit Payment for the period covered by such Tax Return. Not later than fifteen (15) days following the delivery of the calculation of the Tax Benefit Payment for the period, Holdings shall pay to Continental, or Continental shall pay to Holdings, as appropriate, an amount equal to (A) the difference, if any, between the Tax Detriment Payment or Tax Benefit Payment for the period covered by the Tax Return and the aggregate amount of any payments made under Section 4.8(d)(i) and
(ii) with respect to such period, plus (B) interest on such amount computed (1) in the case of payments from Holdings to Continental, under principles of Code Sections 6601 and 6655 substituting the Agreed Rate for the interest rates provided for in such Code sections, and (2) in the case of payments from Continental to Holdings, under principles of Code Section 6611 substituting the Agreed Rate for the interest rates provided for in such Code section.

         (e) Separate Application for Each Tax Jurisdiction. The payment obligations and calculations made pursuant to this section 4.8 shall be made separately for each jurisdiction in which the Holdings Group (or any Member thereof) is subject to Income Tax, and in the case of a taxing jurisdiction other than the United States, references in section 4.8 to provisions the Code shall be to any similar provision of the laws of such other jurisdiction.

         (f) Prior Compensation. Notwithstanding any other provision of this section 4.8, in no event shall a party to this Agreement be required to make any payment pursuant to this section to the extent compensation was previously paid for the same Tax Attributes or Tax Items pursuant to section 4.7 of the Original Tax Agreement or otherwise.

      SECTION 4.9 SUBSEQUENT CHANGES IN TREATMENT OF TAX ITEMS. In the event of a change in the treatment of any Tax Item of any member of the Continental Group or any Holdings Group Taxpayer for any taxable period as a result of a Final Determination, the filing of a claim for Refund, the filing of an amended Tax Return for such period or the reflection of a change in treatment reflected in a subsequently filed Tax Return (a "Change Event"), the following steps shall be taken:

         (a) To the extent the change affects a Pre-Deconsolidation Period, Continental shall prepare Pro Forma Holdings Group Consolidated Returns and/or Pro Forma Holdings Group Combined Returns, as appropriate, for each such period with and without the changed Tax Items and determine the amount of change, if any, in the amount of the Holdings Group Federal Income Tax Liability and/or the Holdings Group Combined Tax Liability for each such period that results from the change. If the change results in a net increase in the Holdings Group Federal Income Tax Liability and Holdings Group Combined Tax Liability for all affected periods, Holdings shall pay to Continental the amount of the increase no later than twenty (20) days following the relevant Change Event. If the change results in a net decrease in the Holdings Group Federal Income Tax Liability and Holdings Group Combined Tax Liability for all affected periods, Continental shall pay to Holdings the amount of the increase no later than twenty (20) days following the relevant Change Event.

         (b) To the extent the change affects a taxable period ending after the Deconsolidation Date, the Tax Detriment Payments and Tax Benefit Payments shall be recalculated under Section 4.8. If the recalculated payment differs from the original amount, Holdings shall pay to Continental, or Continental shall pay to Holdings, as appropriate, an amount equal to such difference, no later than twenty (20) days following the relevant Change Event. In performing the recalculations required by this paragraph, the Adjusted Holdings Tax Liability will not include any interest and penalties from the relevant change (to the extent such interest and penalties result from changes to the Tax treatment of the Internal Restructuring described in Section 2.3), with the result that any such interest and penalties incurred by a Holdings Group Taxpayer will decrease the recalculated Tax Benefit Payments or increase the recalculated Tax Detriment Payments. As appropriate, to the extent that a recalculated payment made pursuant to this Section 4.9(b) does not include interest (or a similar charge) paid to a Tax Authority, such recalculated payment shall include interest computed under the principles of 4.8(d)(iii).

      SECTION 4.10 ESCROW OF TAX BENEFIT PAYMENTS. If Continental or any member of the Continental Group or any Holdings Group Taxpayer receives a notice of proposed adjustment (I.R.S. Form 5701), a final audit report, a statutory notice of deficiency or similar written notice from any Tax Authority (collectively, a "Change Notice"), which, if sustained, would result in Continental being required to make a payment to Holdings under section 4.9(b) with respect to Tax Benefit Payments made prior to the receipt of the Change Notice or a reduction in future Tax Benefit Payments required to be paid pursuant to by Holdings to Continental (collectively, the "Potential Reduction"), then:

         (a) From the date such Change Notice is received until there is a Final Determination with respect to the adjustments proposed therein, any Tax Benefit Payments required to be made by Holdings to Continental pursuant to section 4.8 shall instead be paid by Holdings (i) first, to a mutually agreed upon escrow agent that will hold such funds until such Final Determination is received with respect to the Change Notice, until the amount held by the escrow agent equals the Potential Reduction, and (ii) thereafter, to Continental.

         (b) If the Final Determination (i) results in no adjustment to the Tax Benefit Payments, then the escrowed funds (along with interest earned thereon) shall be distributed to Continental, and (ii) results in an adjustment to the Tax Benefit Payments, the escrowed funds (along with interest earned thereon) shall be distributed to Continental and/or Holdings in accordance with the recalculated Tax Benefit Payment determined under Section 4.9.

                                    ARTICLE V
                                 Tax Attributes

      SECTION 5.1 ALLOCATION OF TAX ITEMS UPON DECONSOLIDATION.

         (a) In General. All Tax computations for any period that includes a Deconsolidation Date, shall be made pursuant to the principles of Section 1.1502-76(b) of the Treasury Regulations or of a corresponding provision under the laws of other jurisdictions. For the avoidance of doubt, the parties agree that the Tax Items relating to the Internal Restructuring are attributable to the Pre-Deconsolidation Period and will be reflected on the appropriate Consolidated Return and Combined Return.

         (b) Reattribution. Continental may, at its option, elect to reattribute to itself certain Tax Items of the Holdings Group pursuant to Section 1.1502-20(g) of the Treasury Regulations. If Continental makes such election, Holdings shall comply with the requirements of Section 1.1502-20(g)(4) of the Treasury Regulations.

      SECTION 5.2 ALLOCATION OF TAX ATTRIBUTES. To the extent permitted by applicable law, the relevant Tax Attributes with respect to the Consolidated Group or Combined Group, as the case may be, shall be allocated (except as otherwise provided under section 5.1(b)) to the corporation or entity that created or generated such Tax Attributes.

      SECTION 5.3 EARNINGS AND PROFITS. The Federal Income Tax liability of the Consolidated Group shall, for purposes of determining the earnings and profits of each member, be allocated in accordance with the methods prescribed in Treasury Regulation section 1.1552-1(a)(2) and Treasury Regulation section 1.1502-33(d)(2)(ii) (using 100% as the fixed percentage).

                                   ARTICLE VI
                        Additional Rights and Obligations

      SECTION 6.1 PROVISION OF INFORMATION AND MUTUAL COOPERATION.

         (a) Holdings shall (and shall cause the Holdings Affiliates to), (1) furnish to Continental in a timely manner such information, documents and other materials as Continental may reasonably request for purposes of (i) preparing any Tax Return (or pro forma Tax return prepared in accordance with Section 4 hereof) or portion thereof for which the Continental has responsibility for preparing under this Agreement, (ii) contesting or defending any Proceeding, and
(iii) making any determination or computation necessary or appropriate under this Agreement, (2) make its employees available to the other to provide explanations of documents and materials and such other information as the other may reasonably request in connection with any of the matters described in subclauses (i), (ii) and (iii) of clause (1) above, and (3) reasonably cooperate in connection with any Proceeding. Except as provided in section 2.1(c), Continental shall not be entitled to review the Tax Returns and associated workpapers and similar documents of Holdings. Notwithstanding any other provision of this Agreement, no member of the Holdings Group shall be required to provide Continental or any Continental Affiliate access to or copies of (1) any Tax information as to which any member of the Holdings Group is entitled to assert the protection of any privilege, or (2) any Tax information as to which any member of the Holdings Group is subject to an obligation to maintain the confidentiality of such information. If a dispute arises regarding accuracy of any information required to be supplied pursuant to this section 6.1(a), Holdings and Continental shall engage an Independent Entity pursuant to the procedures in Section 8.1 to resolve any such dispute.

         (b) Continental shall (and shall cause the Continental Affiliates to)
(1) furnish to the Holdings in a timely manner such information, documents and other materials as Holdings may reasonably request for purposes of (i) preparing any Tax Return (or pro forma Tax return prepared in accordance with Section 4 hereof) or portion thereof for which the other has responsibility for preparing under this Agreement, (ii) contesting or defending any Proceeding, and (iii) making any determination or computation necessary or appropriate under this Agreement, (2) make its employees available to the other to provide explanations of documents and materials and such other information as the other may reasonably request in connection with any of the matters described in subclauses
(i), (ii) and (iii) of clause (1) above, and (3) reasonably cooperate in connection with any Proceeding. Notwithstanding any other provision of this Agreement, no member of the Continental Group shall be required to provide Holdings or any Holdings Affiliate access to or copies of (1) any Tax information that relates exclusively to any member of the Continental Group, (2) any Tax information as to which any member of the Continental Group is entitled to assert the protection of any privilege, or (3) any Tax information as to which any member of the Continental Group is subject to an obligation to maintain the confidentiality of such information. Continental shall use reasonable efforts to separate any such information from any other information to which Holdings is entitled to access or to which Holdings is entitled to copy under this Agreement, to the extent consistent with preserving its rights under this Section 6.1(b). If a dispute arises regarding accuracy of any information required to be supplied pursuant to this section 6.1(b), Holdings and Continental shall engage an Independent Entity pursuant to the procedures in Section 8.1 to resolve any such dispute.

      SECTION 6.2 INDEMNIFICATION.

         (a) Failure to Pay. Continental and each Continental Affiliate shall jointly and severally indemnify Holdings and each Holdings Affiliate, and hold them harmless from and against any Tax or Losses that are attributable to, or results from the failure of Continental or any Continental Affiliate to make any payment required to be made under this Agreement. Holdings and each Holdings Affiliate shall jointly and severally indemnify Continental and each Continental Affiliate, and hold them harmless from and against any Tax or Losses that are attributable to, or results from, the failure of Holdings or any Holdings Affiliate to make any payment required to be made under this Agreement.

         (b) Inaccurate or Incomplete Information. Continental and each Continental Affiliate shall jointly and severally indemnify Holdings, each Holdings Affiliate and each of their respective Representatives, and hold them harmless from and against any net Taxes or net Losses attributable to Continental or any Continental Affiliate supplying Holdings or any Holdings Affiliate with inaccurate or incomplete information, in connection with the preparation of any Tax Return, any Proceeding, or any calculation under this Agreement. Holdings and each Holdings Affiliate shall jointly and severally indemnify Continental, each Continental Affiliate and their respective Representatives, and hold them harmless from and against any net Taxes or net Losses attributable to Holdings or any Holdings Affiliate supplying Continental or any Continental Affiliate with inaccurate or incomplete information, in connection with the preparation of any Tax Return, any Proceeding or any calculation under this Agreement.

      SECTION 6.3 INTEREST. Unless a different rate of interest is provided for in this Agreement, payments pursuant to this Agreement that are not made within the period prescribed in this Agreement or, if no period is prescribed, within fifteen (15) days after demand for payment is made, shall bear interest through and including the date of payment at a per annum rate equal the Agreed Rate or such lesser rate as may be required by applicable law. Such interest will be payable at the same time as the payment to which it relates and shall be calculated based on a year of 365 or 366 days, as appropriate, for the actual number of days for which due.

      SECTION 6.4 CLOSING OF TAX PERIODS. For Federal Income Tax purposes, the taxable year of the Holdings Group shall end as of the close of the Deconsolidation Date and, with respect to all other Income Taxes, Continental (or the appropriate member of the Continental Group) and Holdings (or the appropriate member of the Holdings Group) shall, unless prohibited by applicable law, take all action necessary or appropriate to close the taxable period of the members of the Holdings Group as of the close of the Deconsolidation Date. Neither any member of the Continental Group nor any member of the Holdings Group shall take any position inconsistent with the preceding sentence on any Income Tax Return.

                                   ARTICLE VII
                                   Proceedings

      SECTION 7.1 IN GENERAL.

         (a) Subject to Section 7.1(b) of this Agreement, Continental shall have the exclusive right, in its sole discretion, to control, contest, and represent the interests of Continental, any Continental Affiliate, Holdings or any Holdings Group Taxpayer that is a Holdings Affiliate and to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of any Proceeding relating to (i) any Tax Return described in Section 2.1(a) of this Agreement or (ii) the Allocated Attributes, the treatment of the Internal Restructuring, the basis of any tangible or intangible asset transferred in the Internal Restructuring, the eligibility of any such asset to be subject to the allowance for depreciation or amortization or the amount of any deduction for depreciation or amortization relating to any such asset (in each case without regard for the identity of the taxpayer or the entity that is responsible for filing the relevant Tax Return). Continental's rights shall extend to any matter pertaining to the management and control of any Proceeding, including, without limitation, execution of waivers, choice of forum and scheduling of conferences. Continental may require Holdings to pay any Tax with respect to a claim or adjustment described in (i) or (ii) and sue for a refund, provided that Continental advance to Holdings the amount of such payment on an interest-free basis. Continental shall use reasonable efforts to cooperate and coordinate with Holdings or any Holdings Group Taxpayer that is a Holdings Affiliate with respect to Proceedings described above that also involve Tax Returns and Tax Items not described in clauses (i) and (ii).

         (b) Except as provided in Section 7.1(a), Holdings shall have the exclusive right, in its sole discretion, to control, contest, and represent the interests of Holdings or any Holdings Group Taxpayer in any Proceeding relating to any Tax Return described in Section 2.1(b) of this Agreement and to resolve, settle, or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of any such Proceeding.

         (c) In addition to the parties' obligations under Section 6.1 of this Agreement, (i) Holdings shall, and shall cause each Holdings Group Taxpayer that is a Holdings Affiliate to, cooperate fully with Continental in contesting or defending any Proceeding described in Section 7.1(a), including, without limitation, by furnishing to Continental in a timely manner such information, documents or other materials as Continental may reasonably request and (ii) Continental shall, and shall cause each Continental Affiliate to, cooperate fully with Holdings in contesting or defending any Proceeding described in
Section 7.1(b), including, without limitation, by furnishing to Holdings in a timely manner such information, documents or other materials as Holdings may reasonably request.

      SECTION 7.2 NOTICE. If Continental or any member of the Continental Group receives written notice of or relating to, any Proceeding from a Tax Authority that asserts, proposes or recommends a deficiency, claim or adjustment that, if sustained, would result in the redetermination of a Tax Item of a Holdings Group Taxpayer, Continental shall promptly provide a copy of such notice to Holdings (but in no event later than fifteen (15) days following the receipt of such notice). If Holdings or any Holdings Group Taxpayer that is a Holdings Affiliate receives written notice of, or relating to, any Proceeding from a Tax Authority with respect to a Tax Return described in Section 2.l(a) of this Agreement, Holdings shall promptly provide a copy of such notice to Continental (but in no event later than fifteen (15) days following the receipt of such notice).

      SECTION 7.3 FAILURE TO NOTIFY. The failure of Continental or Holdings to notify the other of any matter relating to a particular Tax for a taxable period or to take any action specified in this Agreement shall not relieve such other party of any liability and/or obligation which it may have under this Agreement with respect to such Tax for such taxable period except to the extent that such other party's rights hereunder are actually prejudiced by such failure.

                                  ARTICLE VIII
                               Dispute Resolution

      SECTION 8.1 DISPUTE RESOLUTION. In the event that Continental and Holdings disagree as to the amount or calculation of any payment to be made under this Agreement, or the interpretation or application of any provision under this Agreement, the parties shall attempt in good faith to resolve such dispute. If such dispute is not resolved within sixty (60) days following the commencement of the dispute, Continental and Holdings shall jointly retain a nationally recognized law firm or independent public accounting firm, which firm is independent of both parties (the "Independent Entity"), to resolve the dispute. The Independent Entity shall act as an arbitrator to resolve all points of disagreement and its decision shall be final and binding upon all parties involved. Following the decision of the Independent Entity, Continental and Holdings shall each take or cause to be taken any action necessary to implement the decision of the Independent Entity. The fees and expenses relating to the Independent Entity shall be borne equally by Continental and Holdings.

                                   ARTICLE IX
                                  Miscellaneous

      SECTION 9.1 EFFECTIVENESS. This Agreement shall be effective on closing date of the Initial Public Offering.

      SECTION 9.2 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and, unless otherwise provided herein, shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below; provided, telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the business day after delivery to an overnight courier service or the Holdings mail service maintained by the United States Postal Service, provided, receipt of delivery has been confirmed, or (iv) on the fifth day after mailing, provided, receipt of delivery is confirmed, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, properly addressed and return-receipt requested, to the party as follows:

      If to Continental or any Continental Affiliate, to:

Continental Airlines, Inc.
      1600 Smith Street, HQSTY
      Houston, Texas  77002
      Attention: Chief Financial Officer
      Telecopy No.: (713) 324-2448

with a copy to:

      Continental Airlines, Inc.
      1600 Smith Street, HQSLG
      Houston, Texas  77002
      Attention: General Counsel
      Telecopy No.: (713) 324-5161

if to Holdings, to:

      ExpressJet Holdings, Inc.
      1600 Smith Street, HQSCE
      Houston, Texas  77002
      Attention:  Chief Financial Officer
      Telecopy No.: (713) 324-4420


Any party may change its address or fax number by giving the other party written notice of its new address or fax number in the manner set forth above.

      SECTION 9.3 CHANGES IN LAW. Any reference to a provision of the Code or a law of another jurisdiction shall include a reference to any applicable successor provision or law.

      SECTION 9.4 SUCCESSORS AND ASSIGNS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party. Holdings shall cause any entity that becomes a Holding Group Taxpayer after the date hereof to agree to be bound by the terms of this agreement and acknowledge that Continental is a beneficiary of that agreement.

      SECTION 9.5 AUTHORIZATION, ETC. Each of the parties hereto hereby represents and warrants that it has the power and authority to execute, deliver and perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such party, that this Agreement constitutes a legal, valid and binding obligation of such party (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles) and that the execution, delivery and performance of this Agreement by such party does not contravene or conflict with any provision of law or of its charter or bylaws or any agreement, instrument or order binding on such party.

      SECTION 9.6 COMPLETE AGREEMENT. This Agreement shall constitute the entire agreement between Continental or any Continental Affiliate and Holdings or Holdings Group Taxpayer with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Unless the context indicates otherwise, any reference to Holdings in this Agreement shall refer to Holdings and each Holdings Group Taxpayer and any reference to Continental in this Agreement shall refer to Continental and the Continental Affiliates. Notwithstanding anything to the contrary herein, nothing in this Agreement shall modify the rights and obligations of the parties as set forth in the Initial Public Offering Agreement.

      SECTION 9.7 ORIGINAL TAX AGREEMENT TERMINATED. The Original Tax Agreement is hereby terminated and no party thereto shall be entitled to pursue any rights or remedies thereunder after the effective date of this Agreement.

      SECTION 9.8 RIGHTS OF HOLDINGS AND EXPRESSJET AIRLINES Whenever this Agreement provides for an obligation of Continental to make a payment to Holdings, the obligation shall be construed as an obligation of Continental to make a payment to either Holdings or ExpressJet Airlines, and either Holdings or ExpressJet Airlines shall be entitled to enforce such obligation.

      SECTION 9.9 INTERPRETATION. The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

      SECTION 9.10 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas (regardless of the laws that might otherwise govern under applicable principles of conflicts law) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

      SECTION 9.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      SECTION 9.12 LEGAL ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 9.13 NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of Continental, the Continental Affiliates, Holdings and the Holdings Group Taxpayers, and is not intended to confer upon any other person any rights or remedies hereunder.

      SECTION 9.14 JURISDICTION; FORUM.

         (a) By the execution and delivery of this Agreement, Continental and Holdings submit and agree to cause the Continental Affiliates and Holdings Affiliates, respectively, to submit to the personal jurisdiction of any state or federal court in the State of Texas in any suit or proceeding arising out of or relating to this Agreement.

         (b) To the extent that Continental, Holdings, any Continental Affiliate or any Holdings Affiliate has or hereafter may acquire any immunity from jurisdiction of any Delaware court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Continental or Holdings, as the case may be, hereby irrevocably waives, and agrees to cause the Continental Affiliates and the Holdings Affiliate, respectively, to waive such immunity in respect of its obligations with respect to this Agreement.

         (c) The parties hereto agree that an appropriate and convenient, non-exclusive forum for any disputes between any of the parties hereto or the Continental Affiliates and the Holdings Group Taxpayers arising out of this Agreement shall be in any state or federal court in the State of Delaware.

      SECTION 9.15 RIGHT OF OFFSET. If any party hereto shall be in default hereunder, then the non-defaulting party shall be entitled to set off any amount owed by the defaulting party to the non-defaulting hereunder against any amounts owed by the non-defaulting party to the defaulting party under (i) the Amended and Restated Capacity Purchase Agreement, dated as of April 17, 2002, among Continental, Holdings, XJT Holdings and ExpressJet Airlines and (ii) the Promissory Note, dated as of March 31, 2001, made by Continental Express, Inc. in favor of Continental (the "Note"). It is specifically agreed that (i) for purposes of the set-off by any non-defaulting party, mutuality shall be deemed to exist among Continental, Holdings, XJT Holdings and ExpressJet Airlines; (ii) reciprocity among Continental, Holdings, XJT Holdings and ExpressJet Airlines exists with respect to their relative rights and obligations in respect of any such set-off; and (iii) the right of set-off is given as additional security to induce the parties to enter into the transactions contemplated hereby. Upon completion of any such set-off, the obligation of the defaulting party to the non-defaulting party shall be extinguished to the extent of the amount so set-off. Each party hereto further waives any right to assert as a defense to any attempted set-off the requirements of liquidation or mutuality. This set-off provision shall be without prejudice, and in addition, to any right of set-off, combination of accounts, lien or other right to which any non-defaulting party is at any time otherwise entitled (either by operation of law, contract or otherwise).

      SECTION 9.16 CONFIDENTIALITY. Each party shall hold and cause its Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all information (other than any such information relating solely to the business or affairs of such party) concerning the other parties hereto furnished it by such other party or its Representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party, or (c) later lawfully acquired from other sources by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its Representatives who shall be advised of the provisions of this Section. Each party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

      SECTION 9.17 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of the parties.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

                                     Continental Airlines, Inc.,
                                     on behalf of itself and each
                                     of the Continental Affiliates

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                                     ExpressJet Holdings, Inc.
                                     on behalf of itself and each of
                                     the Holdings Affiliates

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------



                                     ExpressJet Airlines, Inc.


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------